Exhibit 23.7

CONSENT OF LEHMAN BROTHERS INC.

We hereby consent to the use of our opinion letter dated February 10, 2005 to the Board of Directors of Riggs National Corporation (the “Company”) attached as Annex B to the Company’s Proxy Statement/Prospectus (the “Prospectus”) included in the Registration Statement on Form S-4 (the “Registration Statement”) and to the references to our firm in the Prospectus under the headings “Summary,” “Risk Factors,” “The Merger—Background of the Merger,” “The Merger—Reasons for the Merger; Recommendation of Riggs’ Board of Directors,” “The Merger—Opinion of Riggs’ Financial Advisor” and “The Merger—The Financial Analyses of Riggs’ Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the “Securities Act”) and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS INC.

By: /s/ Mark H. Burton
Name: Mark H. Burton
Title: Managing Director

New York, New York

February 25, 2005